Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 4, 2022 relating to the financial statements of Great Elm Capital Corp., appearing in the Annual Report on Form 10-K of Great Elm Capital Corp. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

Boston, Massachusetts
March 4, 2022